UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2007

eSpeed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 East 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On October 10, 2007, eSpeed, Inc. (the “Registrant”) issued a press release with respect to an aspect of the case captioned Trading Technologies International Inc. vs. eSpeed Inc., 04cv5312, U.S. District Court for the Northern District of Illinois. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Important Information

In connection with the proposed Merger, the Company intends to file a proxy statement and related materials with the U.S. Securities and Exchange Commission (the “SEC”) for the meeting of stockholders to vote on the proposed Merger. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, HOLDERS OF THE COMPANY’S COMMON STOCK ARE URGED TO READ THEM CAREFULLY, IF AND WHEN THEY BECOME AVAILABLE. When filed with the SEC, the proxy statement and related materials will be available for free (along with any other documents and reports filed by the Company with the SEC) at the SEC’s website, www.sec.gov, and at the Company’s website, www.espeed.com.

Participant Information

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Merger. Certain information regarding the participants and their interests in the solicitation is set forth in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006, which was filed with the SEC on August 23, 2007, and will be set forth in the proxy statement for the Company’s meeting of stockholders to vote on the proposed Merger. Stockholders may obtain additional information regarding the proposed Merger by reading the proxy statement and the related materials relating to the proposed Merger, if and when they become available.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	eSpeed, Inc. press release dated October 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

eSPEED, INC.

Date: October 11, 2007	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman of the Board, Chief Executive Officer and President